UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2015

TERRAFORM POWER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36542	46-4780940
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland, 20814

(Address of principal executive offices) (Zip Code)

(240) 762-7700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amended and Restated Purchase Agreement and Bridge Financing Commitment

On December 9, 2015, TerraForm Power, LLC (“Terra LLC”), a controlled subsidiary of TerraForm Power, Inc. (“TerraForm Power”), entered into an amended and restated Purchase Agreement (the “Amended Purchase Agreement”) with SunEdison, Inc. (“SunEdison”), pursuant to which SunEdison has agreed to sell to Terra LLC the equity interests in certain subsidiaries of Vivint Solar Inc. (“Vivint Solar”) (the “Purchased Subsidiaries”) holding renewable assets constituting Vivint Solar’s rooftop solar portfolio (the “TERP Acquisition”), for the purchase price (the “Purchase Price”) equal to the product of (i) the lesser of (x) the actual installed capacity (in megawatts (“MW”)) of residential solar operating systems owned by the Purchased Subsidiaries on the date of consummation of the Merger (as defined below), and (y) 523 MW, multiplied by (ii) one million seven hundred thousand dollars ($1,700,000), to be paid concurrently with the closing of the Merger. The Purchase Price for the TERP Acquisition is expected to be approximately $799 million based on the number of installed megawatts expected to be delivered at closing (currently expected to be approximately 470 MW). Under the Amended Purchase Agreement, Terra LLC will not have to make any payments at the closing of the Merger for future solar systems. Pursuant to the Amended Purchase Agreement, Terra LLC may, at its option and subject to the receipt of the relevant consents, choose to assume (or have a subsidiary of Terra LLC assume) the obligations under that certain Loan Agreement, dated as of September 12, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Aggregation Facility”), among Vivint Solar Financing I, LLC, a Delaware limited liability company, Vivint Solar Holdings, Inc., a Delaware corporation, the other guarantors and lenders party thereto from time to time and Bank of America, N.A., as administrative agent and collateral agent, or any additional or other indebtedness that is secured by direct or indirect interests in the Purchased Subsidiaries and that supplements, refinances or replaces the Aggregation Facility. To the extent obligations under the Aggregation Facility or such other indebtedness are assumed by Terra LLC (or a subsidiary of Terra LLC) on or before the consummation of the TERP Acquisition, then the amount of the Purchase Price payable by Terra LLC to SunEdison upon consummation of the TERP Acquisition will be reduced on a dollar-for-dollar basis by an amount equal to the then outstanding aggregate amount of the indebtedness so assumed. If any Purchased Subsidiary is obligated to repay any such indebtedness and such indebtedness remains outstanding as of the consummation of the TERP Acquisition, such indebtedness will be deemed to have been assumed by Terra LLC. The Amended Purchase Agreement contains customary representations, warranties, covenants and conditions. At the closing of the TERP Acquisition, a portion of the Purchase Price, estimated to be up to $75,000,000, will be placed into escrow to cover any remaining equity contribution obligations under the agreements governing acquired subsidiaries.

The Amended Purchase Agreement is not conditioned on Terra LLC’s receipt of any third-party financing. However, in connection with the Amended Purchase Agreement, TerraForm Power Operating, LLC, a subsidiary of Terra LLC (“TerraForm Operating”), has entered into a second amended and restated debt commitment letter, dated as of December 9, 2015, with Goldman Sachs Bank USA, Citigroup Global Markets Inc., Barclays Bank PLC and UBS AG, Stamford Branch, (the “Bridge Lenders”), pursuant to which, among other things, the Bridge Lenders have committed to provide, subject to the terms and conditions thereof, borrowings under a $795 million unsecured bridge facility (the “Bridge Financing Commitment”). The funding of the Bridge Financing Commitment is subject to the negotiation of definitive documentation and other customary closing conditions, which will be reduced up to the amount assumed by Terra LLC under the Aggregation Facility, subject to the receipt of the relevant consents.

Amended and Restated Interim Agreement

Concurrently with the execution of the Amended Purchase Agreement, SunEdison and Terra LLC entered into an amended and restated interim agreement (the “Amended Interim Agreement”) that, among other things, provides that with respect to the assets of Vivint Solar to be acquired by Terra LLC under the Amended Purchase Agreement, SunEdison and/or its affiliates will provide certain repair services and ongoing operations and maintenance services at attractive fixed prices pursuant to a long term master operation and maintenance and administrative service agreement to be entered into as of the closing of the Merger. The Amended Interim Agreement also provides that Terra LLC will purchase the SunEdison cash equity interest in certain residential solar systems (the “Solar Residential Systems”) from SunEdison for a five year period, including up to 400 MW in 2016 and up to 450 MW per year thereafter. Terra LLC’s purchase obligation relates to the new $300 million senior secured term loan facility (the “Term Facility”) that a subsidiary of SunEdison intends to enter into in connection with its financing of the Merger and will be extinguished once the Term Facility is refinanced or otherwise repaid, which is currently expected to occur well within the term of the purchase obligation. Any assets TERP or its relevant subsidiary acquires are to be purchased at fair market value, subject to downward price adjustment to achieve certain minimum returns. SunEdison and Terra LLC also agreed to indemnify each other in certain circumstances in connection with the Amended Merger Agreement (as defined below).

Letter Agreement

On December 9, 2015, SunEdison entered into a letter agreement with Terra LLC (the “Letter Agreement”) pursuant to which SunEdison, among other things, agreed to use its reasonable best efforts to sell to third-party purchaser(s): (a) the “cash” or “sponsor” equity position in tax equity partnerships or funds for the acquisition of residential solar systems that Terra LLC will be obligated to purchase from a wholly-owned indirect subsidiary of SunEdison (the “Term Borrower”) under the take/pay agreement to be entered into between Terra LLC and the Term Borrower (the “Take/Pay Agreement”) and (b) the Purchased Subsidiaries acquired from Vivint Solar that Terra LLC would otherwise be obligated to purchase under the Amended Purchase Agreement, in each case, subject to certain conditions. If any such third party purchase and sale agreement is for 100 MW or more, then SunEdison will be required to obtain the consent of the Corporate Governance and Conflicts Committee of the Board of Directors of TerraForm Power prior to the entry into any such agreement. If SunEdison, Vivint Solar or any of its subsidiaries enters into an agreement for the sale of any Purchased Subsidiary to a third-party purchaser other than TerraForm Power or any of its subsidiaries between the date of the Letter Agreement and the closing of the transactions contemplated by the Merger Agreement (the “Merger Closing”), upon the Merger Closing, Terra LLC will be relieved of its obligations to purchase any Purchased Subsidiary that Terra LLC did not acquire in connection with the Merger Closing. In addition, if the purchase price paid by any such third party purchaser(s) is less than the purchase price that Terra LLC would have otherwise been obligated to pay under the Amended Purchase Agreement, Terra LLC will not have any obligation to pay or reimburse SunEdison for any such shortfall amounts.

The Letter Agreement further requires that SunEdison take certain actions to facilitate the repayment of the Term Facility by December 31, 2016 and that on December 31, 2016, SunEdison will repay the Term Facility in an amount equal to the lesser of (a) $25,000,000 and (b) the outstanding amount under the Term Facility as of such date. Furthermore, the Letter Agreement provides that, concurrent with the closing of the Term Facility, SunEdison will make an equity contribution to the Term Borrower such that the Term Borrower will have at least $100 million cash on hand.

The foregoing descriptions of the Amended Purchase Agreement, the Amended Interim Agreement and the Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the respective agreements, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On December 9, 2015, TerraForm Power issued a press release announcing, among other things, changes to the terms of its agreement to acquire the Vivint Solar portfolio of installed residential rooftop solar systems. A copy of the press release is furnished as Exhibit 99.1 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events

Amended SunEdison Merger Agreement

On December 9, 2015, SunEdison, entered into an amendment (“Amendment No. 1”) to the Agreement and Plan of Merger, dated as of July 20, 2015 (the “Merger Agreement” and, together with Amendment No. 1, the “Amended Merger Agreement”), by and between SunEdison, SEV Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of SunEdison (“Merger Sub”), and Vivint Solar. Under the Amended Merger Agreement, Merger Sub will be merged with and into Vivint Solar, with Vivint Solar continuing after the merger as the surviving corporation and a wholly owned subsidiary of SunEdison (the “Merger”).

The cash consideration to be paid by Terra LLC under the Purchase Agreement will be used by SunEdison to fund a portion of the merger consideration under the Amended Merger Agreement. The remainder of the merger consideration will be paid by SunEdison through a combination of cash, shares of common stock of SunEdison and four-year notes issued by SunEdison that are convertible into shares of its common stock. The Amended Merger Agreement revised the terms of the Merger Agreement, among other things, to reduce the cash consideration for the Merger by $2.00 per share and increase the stock consideration by $0.75 per share.

None of TerraForm Power nor any of its subsidiaries are party to the Amended Merger Agreement. However, the closing of the TERP Acquisition is subject to the closing of the Merger. The Amended Merger Agreement contains customary representations, warranties and covenants of both SunEdison and Vivint Solar and also provides for termination rights on behalf of both parties.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Purchase Agreement, dated as of December 9, 2015, by and between SunEdison, Inc. and TerraForm Power, LLC.

10.2	Amended and Restated Interim Agreement, dated as of December 9, 2015, by and between SunEdison, Inc., SEV Merger Sub Inc. and TerraForm Power, LLC.

10.3	Term Facility, Take/Pay and IDR Letter Agreement, dated as of December 9, 2015, by and between SunEdison, Inc. and TerraForm Power, LLC.

99.1	Press Release of TerraForm Power, Inc., dated December 9, 2015.

Forward Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including the timing of the completion of the acquisition, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “intend,” “project,” “target,” “plan,” “believe” and similar terms and expressions. Forward-looking statements are based on current expectations and assumptions. Although TerraForm Power believes that its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others: the failure of the Merger and the TERP Acquisition to be consummated, the failure of counterparties to fulfill their obligations under agreements; price fluctuations, termination provisions and buyout provisions in the agreements; TerraForm Power’s ability to successfully identify, evaluate and consummate acquisitions from SunEdison or third parties, including the TERP Acquisition; government regulation; operating and financial restrictions under agreements governing indebtedness; TerraForm Power’s ability to borrow funds and access capital markets; TerraForm Power’s ability to compete against traditional and renewable energy companies; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages. Furthermore, any dividends are subject to available capital, market conditions and compliance with associated laws and regulations.

TerraForm Power undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause TerraForm Power’s actual results to differ materially from those contemplated in the forward-looking statements included in this report should be considered in connection with information regarding risks and uncertainties that may affect TerraForm Power’s future results included in TerraForm Power’s filings with the Securities and Exchange Commission at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2015

TERRAFORM POWER, INC.

By:	/s/ Sebastian Deschler
	Name:	Sebastian Deschler
	Title:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Purchase Agreement, dated as of December 9, 2015, by and between SunEdison, Inc. and TerraForm Power, LLC.

10.2	Amended and Restated Interim Agreement, dated as of December 9, 2015, by and between SunEdison, Inc., SEV Merger Sub Inc. and TerraForm Power, LLC.

10.3	Term Facility, Take/Pay and IDR Letter Agreement, dated as of December 9, 2015, by and between SunEdison, Inc. and TerraForm Power, LLC.

99.1	Press Release of TerraForm Power, Inc., dated December 9, 2015.